36569 Yukon Inc.

and

Thurn & Taxis Capital Management AG
_____________________________________________

Trust Indenture

in respect of

Euro 10,000,000 Variable Rate Secured Income Debentures due 2013
_____________________________________________

August 8, 2003

TABLE OF CONTENTS
ARTICLE 1. DEFINITIONS Section 1.01 Definitions.	2 2

ARTICLE 2. ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES
  Section 2.01 Designation, Amount and Issue of Debentures.
  Section 2.02 Jurisdictions of Offering and Form of Debentures.
  Section 2.03 Date and Denomination of Debentures; Payments of Interest.
  Section 2.04 Execution of Debentures.
  Section 2.05 Issue of Definitive Debentures.
  Section 2.06 Mutilated, Destroyed, Lost or Stolen Debentures.
  Section 2.07 Cancellation of Debentures Paid, Etc.
  Section 2.08 ISIN Numbers.
  Section 2.09 Currency of Payments.

9 9 9 10 10 11 11 12 12 12

ARTICLE 3. PARTICULAR COVENANTS OF THE COMPANY AND PAYING AGENT
  Section 3.01 Payment of Principal, Premium and Interest.
  Section 3.02 Maintenance of Office or Agency.
  Section 3.03 Appointments to Fill Vacancies in Trustee's Office.
  Section 3.04 Corporate Existence.
  Section 3.05 Security for Debentures.

12 12 13 13 13 13

ARTICLE 4. DEFAULTS AND REMEDIES
  Section 4.01 Events of Default.
  Section 4.02 Payments of Debentures on Default; Suit Therefore.
  Section 4.03 Application of Monies Collected by Trustee.
  Section 4.04 Proceedings by Debentureholder.
  Section 4.05 Proceedings by Trustee.
  Section 4.06 Remedies Cumulative and Continuing.
  Section 4.07 Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders.
  Section 4.08 Notice of Defaults.
  Section 4.09 Undertaking to Pay Costs.

14 14 16 17 18 19 19 19 20 20

ARTICLE 5. CONCERNING THE TRUSTEE
  Section 5.01 Duties and Responsibilities of Trustee.
  Section 5.02 Reliance on Documents, Opinions, Etc.
  Section 5.03 No Responsibility for Recitals, Etc.
  Section 5.04 Trustee, Paying Agents or Registrar May Own Debentures.
  Section 5.05 Monies to be Held in Trust.
  Section 5.06 Compensation and Expenses of Trustee.
  Section 5.07 Officers' Certificate as Evidence.
  Section 5.08 Resignation or Removal of Trustee.
  Section 5.09 Acceptance by Successor Trustee.
  Section 5.10 Successor, by Merger, Etc.
  Section 5.11 Conflicts of Interest.

20 20 21 22 22 22 22 23 23 24 24 24

ARTICLE 6. CONCERNING THE DEBENTUREHOLDERS
  Section 6.01 Action by Debentureholders.
  Section 6.02 Proof of Execution by Debentureholders.
  Section 6.03 Who are Deemed Absolute Owners.
  Section 6.04 Revocation of Consents, Future Holders Bound.

25 25 25 25 25

ARTICLE 7. DEBENTUREHOLDERS' MEETINGS
  Section 7.01 Purposes for which Meetings may be Called.
  Section 7.02 Manner of Calling Meetings; Record Date.
  Section 7.03 Call of Meeting by Company or Debentureholders.
  Section 7.04 Who may Attend and Vote at Meetings.
  Section 7.05 Manner of Voting at Meetings and Record to be Kept.
  Section 7.06 Chairman and Secretary.
  Section 7.07 Quorum.
  Section 7.08 Power to Adjourn.
  Section 7.09 Proxies.
  Section 7.10 Resolution in Writing.
  Section 7.11 Exercise of Rights of Trustee and Debentureholders Not to be Hindered or Delayed.

26 26 26 26 27 27 27 27 28 28 28 29

ARTICLE 8. SUPPLEMENTARY INDENTURES
  Section 8.01 Supplemental Indentures Without Consent of Debentureholders.
  Section 8.02 Supplemental Indentures with Consent of Debentureholders.
  Section 8.03 Effect of Supplemental Indentures.
  Section 8.04 Notation of Debentures.
  Section 8.05 Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee.

29 29 30 30 31 31

ARTICLE 9. CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE
  Section 9.01 Company May Consolidate, Etc. on Certain Terms
  Section 9.02 Successor Company to be Submitted.
  Section 9.03 Opinion of Counsel to be Given to Trustee.

31 31 32 32

ARTICLE 10. SATISFACTION AND DISCHARGE OF INDENTURE, UNCLAIMED MONEYS
  Section 10.01 Termination of Obligations upon Cancellation of the Debentures.
  Section 10.02 Survival of Certain Obligations.
  Section 10.03 Acknowledgement of Discharge by Trustee.
  Section 10.04 Application of Trust Assets.
  Section 10.05 Repayment to the Company; Unclaimed Money.
  Section 10.06 Reinstatement.

32 32 33 33 33 33 34
ARTICLE 11. IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS Section 11.01 Indenture and Debentures Solely Corporate Obligations.	34 34
ARTICLE 12. REDEMPTION Section 12.01 Redemption and Debentures. Section 12.02 Taxation. Section 12.03 Prescription. Section 12.04 Defaults in Payment. Section 12.05 Purchase of the Debentures.	34 34 35 36 36 36

ARTICLE 13. MISCELLANEOUS PROVISIONS
  Section 13.01 Notice.
  Section 13.02 Provisions Binding on Company's Successors.
  Section 13.03 Official Acts by Successor Company.
  Section 13.04 Addresses for Notices, Etc.
  Section 13.05 Governing Law.
  Section 13.06 Evidence of Compliance with Conditions Precedent; Certificates to Trustee.
  Section 13.07 Legal Holidays.
  Section 13.08 Benefits of Indenture.
  Section 13.09 Table of Contents, Headings, Etc.
  Section 13.10 Co-Trustees.
  Section 13.11 Authenticating Agent.
  Section 13.12 Execution in Counterparts.

36 36 37 37 37 38 38 38 38 39 39 39 40

AMENDED, RESTATED AND CONSOLIDATED
TRUST INDENTURE

THIS AMENDED, RESTATED AND CONSOLIDATED INDENTURE is dated as of the 8th day of August, 2003,

BETWEEN:

36569 YUKON INC., a corporation incorporated under the laws
of the Yukon Territory hereinafter referred to as (the "Company")

- and -

THURN & TAXIS CAPITAL MANAGEMENT A.G., a
corporation incorporated under the laws of Liechtenstein
hereinafter referred to as (the "Trustee")

WHEREAS:

(a) Canmine entered into the Original Indentures with the Trustee on June 29, 2001, December 20, 2001 and February 28, 2002;

(b) the Company agreed to succeed Canmine as the obligant under each of the Original Indentures and to assume the covenants, agreements and obligations of Canmine under each of the Original Indentures and the Company and the Trustee have entered into supplemental indentures in respect of each of the Original Indentures pursuant to which the Company was substituted for Canmine thereunder;

(c) the holders of the requisite principal amount of debentures issued under each of the Original Indentures have approved the amendment of the Original Indentures and the consolidation and restatement thereof as set out in this amended, restated and consolidated indenture and have approved the issue of additional Debentures hereunder in accordance with the Investment and Restructuring Agreement;

(d) the Company has created and issued debentures pursuant to the Original Indentures, which, upon the execution and delivery of this Indenture, shall be subject to the terms hereof, and wishes to create and has the power and authority to create and issue additional Debentures hereunder;

(e) the Company has done and performed all things necessary to make the Debentures previously issued, and all additional Debentures when issued and authenticated by the Principal Paying Agent, as provided for in this Trust Indenture, legally binding obligations of the Company with the benefits and subject to the terms of this Trust Indenture; and

(f) the foregoing recitals are made as representations and statements of fact by the Company;

NOW, THEREFORE, THIS TRUST INDENTURE WITNESSES THAT, in consideration of the premises, the covenants and agreements herein contained and the other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.01 Definitions.

The terms defined in this Section 1.01 shall (except as herein otherwise expressly provided) for all purposes of this Trust Indenture and of any indenture supplemental hereto have the respective meanings attributed thereto in this Section 1.01. The words "herein", "hereof" "hereunder" and words of similar import refer to this Trust Indenture as a whole and not to any particular Article or Section.

5750: The term "5750" means 4025750 Canada Inc.

5750 Credit Facility: The term "5750 Credit Facility" means a demand non-revolving credit facility in the principal amount of up to Six Million ($6,000,000) Dollars to be made available by 5750 to the Company pursuant to the 5750 Credit Facility Agreement.

5750 Credit Facility Agreement. The term "5750 Credit Facility Agreement" means the credit facility agreement to be entered into between 5750 and the Company on or before the Closing Date.

Authorized Denomination: The term "Authorized Denomination" means Euro 1,000.

Authorized Newspaper: The term "Authorized Newspaper" shall mean the Financial Times European Edition or the Luxembourg Wort.

BBA Libor: "BBA Libor" shall mean the three month Canadian dollar London Inter-Bank Offered Rate fixed daily by the BBA.

Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it.

Board Resolution: The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

Business Day: The Term "Business Day" is defined as meaning each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions in London, U.K. and the City of Toronto, Ontario, Canada are generally open for purposes of conducting normal banking affairs.

.Canadian GAAP: The term "Canadian GAAP" means Canadian generally accepted accounting principles, consistently applied.

Canmine: The term "Canmine" means Canmine Resources Corporation, a body corporate organized under the laws of the Province of Ontario;

Clearing System: The term "Clearing System" means any of Euroclear Bank S.A./N.V. or Clearstream Banking, societe anonyme or such other additional and alternative clearance systems as may be approved by the Company and the Trustee;

Closing Date: The term "Closing Date" means August 8, 2003 or such other date as may be agreed upon in writing between the Company and the Trustee.

Company: The term "Company" shall mean 36569 Yukon Inc., a corporation incorporated under the laws of the Yukon Territory, and subject to the provisions of Section 9.02 shall include its successors and assigns.

Debenture or Debentures: The terms "Debenture" or "Debentures" shall mean any one or more, as the case may be, of the variable rate secured income debentures due August 8, 2013 authenticated, issued and delivered under this Indenture or the Original Indentures, as amended pursuant hereto, whether in the form of a Temporary Global Debenture, Permanent Global Debenture or Definitive Debenture, provided that any debenture certificates issued pursuant to the Original Indentures shall be of no force and effect and shall be replaced by Debenture certificates issued pursuant hereto reflecting the Company as the obligant thereunder, the reduced principal amounts as set out in the Investment and Restructuring Agreement and the amended terms set out herein.

Debentureholder; holder: The terms "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), shall mean each person who for the time being is the holder of any outstanding Debenture, save that for so long as any of the Debentures are represented by a Temporary Global Debenture or a Permanent Global Debenture, each person (other than a Clearing System which is an account holder with another Clearing System for the purpose of operating any "bridge" between two or more Clearing Systems) who is for the time being shown in the records of a Clearing System as the holder of a particular principal amount of such Debentures (in which regard any certificate or other document issued by any such Clearing System as to the principal amount of such Debentures standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Company and the Trustee as the holder of such principal amount of such Debentures for all purposes other than for the payment of principal (including premium (if any)) and interest on such Debentures, the right to which shall be vested, as against the Company and the Trustee, solely in the holder of the Temporary Global Debenture or Permanent Global Debenture, as the case may be, in accordance with and subject to its terms (and the expressions "Debentureholders", "holder of Debentures" and related expressions shall be construed accordingly).

Definitive Debentures: The term "Definitive Debentures" means the definitive debentures, issued in accordance with the terms of the Trust Indenture, substantially in the form as set out in Appendix 3.

Distributable Cash Flow: The term "Distributable Cash Flow" means earnings before interest, depreciation and amortization, less: (i) all payments made on account of Interest on the Debentures; (ii) capitalized maintenance charges; and (iii) reductions in working capital, such amount to be determined in respect of each Financial Year within seventy-five days of the completion of each Financial Year.

Dollar or $: The term "dollar" or "$" means Canadian dollars unless otherwise specified herein.

Event of Default: The term "Event of Default" has the meaning ascribed thereto in Section 4.01 hereto.

Extraordinary Resolution: The term "Extraordinary Resolution" means all actions that may be taken and all powers that may be exercised by the Debentureholders by resolution passed by the holders of not less than 66 2/3%, or 75% where required, of the principal amount of the then outstanding Debentures voting at a meeting; provided that, any action which is to be authorized by an Extraordinary Resolution may also by taken and authorized by the holders of not less than the applicable specified principal amount of the Debentures at the time outstanding by an instrument in writing, whether in resolution format or otherwise, signed in one or more counterparts.

Financial Year: The term "Financial Year" means in relation to the Company, a financial year of the Company commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

Floor Price: The term "Floor Price" means the Market Price for cobalt which, when obtainable by the Company would allow the Company when operating the Refinery within reasonable parameters and permit limits, to generate positive cash flow available for the payment of interest, such amount to be established as at the Closing Date as U.S. $8.50 per pound, subject to amendment by agreement between the Company and the Trustee based upon the results of an industry feasibility and pricing analysis study to be conducted by a reputable Canadian engineering firm, acceptable to the Company and the Trustee.

General Security Agreement: The term "General Security Agreement" means the general security agreement of even date between the Company and the Trustee whereby the Company has granted the Trustee a security interest, on behalf of the Debentureholders, in all of the Company's personal property and equipment located at the Refinery.

Global Debenture: The term "Global Debenture" means the global debenture, issued in accordance with the terms of the Temporary Global Debenture, which will represent the Debentures after the exchange of the Temporary Global Debenture substantially in the form set out in Appendix 2.

Indebtedness: The term "Indebtedness" means with respect to any Person: (a) all obligations which in accordance with Canadian GAAP shall be classified upon the balance sheet of such Person as liabilities of such Person; (b) all obligations of such Person for borrowed money; (c) all obligations of such Person which have been incurred in connection with the acquisition of assets (including, without limitation, all obligations of Such Person evidenced by any debenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection); (d) all monetary obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to assets acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such assets; (e) all capitalized lease obligations of such Person; (f) all reimbursement and other payment obligations (whether contingent, matured or otherwise) of such Person in respect of any bankers' acceptance of documentary credit; and (g) all obligations of the type referred to in clauses (a) through (f) above of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Notwithstanding the foregoing, Indebtedness of a Person shall not include obligations of the type referred to in clauses (a) through (f) above, which are (i) owing to the trade creditors of such Person and are incurred in the ordinary course of business of such Person; (ii) represented by purchase, rental or lease obligations of such Person or any Affiliate of such Person to the extent that the aggregate of such obligations do not exceed $1,500,000; or (iii) considered, in accordance with Canadian GAAP, to be equity or quasi-equity, but not debt, of such Person.

Indenture: The term "Trust Indenture" or "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Interest: The term "Interest" means the interest accrued on the Debentures outstanding from time to time hereunder at the Interest Rate and payable, in arrears, subject to the terms and conditions set out herein, on the Interest Payment Dates.

Interest Calculation Periods: The term "Interest Calculation Periods" means periods of three months ending on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each Financial Year for so long as any amounts are outstanding under the Debentures, with each subsequent period commencing on the expiry of the prior period, provided that the first such period shall extend from the Closing Date to September 30, 2003.

Interest Payment Date: The term "Interest Payment Date" means March 31, 2004 and each anniversary thereof while any amount remains outstanding with respect to the Debentures.

Interest Periods: The term "Interest Periods" means periods of twelve months, with the exception of the first such period which shall begin on the Closing Date and end on March 31, 2004, each subsequent period commencing upon the expiry of the prior period, and "Interest Period" means any one such period. Interest shall be calculated on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Interest Rate: The term "Interest Rate" means, at any time, Libor plus 3% per annum. With each successive Interest Calculation Period the Libor shall be reset on the second banking day prior to the commencement of the Interest Calculation Period and there shall be a corresponding change in the rate of Interest payable in respect of the Debentures without the necessity of prior notice thereof to the Debentureholders or any other person.

Investment and Restructuring Agreement: The term "Investment and Restructuring Agreement" means the investment and restructuring agreement dated June 23, 2003, as supplemented and amended by a supplemental investment and restructuring agreement dated August 8, 2003, among the Company, 4025776 Canada Inc., 5750, First Equity Securities AG, Gemarfin S.A., MFC Bancorp Ltd., Sutton Park International Limited and the Trustee.

Libor. The term "Libor" means BBA Libor or, if no such published rate is then available, a comparable rate as agreed upon between the Company and the Trustee, in writing, from time to time.

Market Price: The term "Market Price" means the spot market price for cobalt readily obtainable by the Company, from time to time, freight on board, from the Refinery;

Maturity Date: The term "Maturity Date" means August 8, 2013.

New Financing: The term "New Financing" means any Indebtedness incurred by the Company, whether direct or contingent, the repayment of which is secured by a charge or security interest over all or any portion of the Company's real or personal property, undertaking or assets.

Officers' Certificate: The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by any officer of the Company holding any of the following offices of Chairman, President, Chief Executive Officer, Chief Financial Officer, Vice-President, Treasurer or Secretary, and that is delivered to the Trustee, or to the Principal Paying Agent, pursuant to the terms hereof.

Office of the Trustee: The term "Office of the Trustee", or other similar term, shall mean the offices of the Trustee at which, at any particular time, its undertakings shall be principally administered, which office is, at the date hereof, located at Bärengasse 25, CH-8001 Zurich, Switzerland.

Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, Sangra, Moller, or other counsel acceptable to the Trustee, that is delivered to the Trustee.

Original Indentures: The term "Original Indentures" means the three trust indentures entered into between Canmine and the Trustee dated for reference June 29, 2001, December 20, 2001 and February 28, 2002, respectively.

Outstanding: The term "Outstanding" means, in relation to the Debentures or, as the case may be, all the Debentures or, as the case may be, Debentures issued other than (a) those which have been redeemed in accordance with Section 16.01(b), (b) those in respect of which the date for redemption in accordance with Section 16.01 has occurred and the redemption moneys (including all interest accrued on such Debentures to the date for such redemption and any interest payable under Section 16.04 after such date) have been duly paid to the Principal Paying Agent as provided in this Agreement and remain available for payment against presentation and surrender of Debentures, as the case may be, (c) those in respect of which claims have become void under Section 16.03(d), (d) those which have been purchased and cancelled as provided in Section 16.05; (e) those mutilated or defaced Debentures which have been surrendered in exchange for replacement Debentures pursuant to the terms of this Indenture and (f) for the purpose only of determining how many Debentures are outstanding and without prejudice to their status for any other purpose those Debentures alleged to have been lost, stolen or destroyed and in respect of which replacement Debentures have been issued pursuant to the terms of this Indenture, provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Debentureholders and (ii) the determination of bow many Debentures are outstanding those Debentures which are beneficially held by, or are held on behalf of, the issuer or any of its Subsidiaries and not cancelled shall (unless and until ceasing to be so held or unless all Debentures otherwise outstanding are held by or on behalf of the Issuer or any such subsidiary) be deemed not to remain outstanding.

Person: The term "Person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

Predecessor Debenture: The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purpose of this definition, any Debenture authenticated, issued and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

Principal Paying Agent: The term "Principal Paying Agent" means the Principal Paying Agent as appointed pursuant to one or more paying and conversion agency agreements, which, pursuant to the Original Indentures was and, initially under this Indenture shall be, Royal Bank of Canada Europe Limited, its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor Principal Paying Agent at the time serving as successor paying agent hereunder, provided that if Royal Bank of Canada Europe Limited declines to continue to act in such capacity, the Trustee shall be the Principal Paying Agent until or unless a successor paying agent is appointed by the Company.

Principal Subsidiary: The term "Principal Subsidiary" is defined as meaning such Subsidiary of the Company which:

(a) as at the date of the balance sheet contained in the most recent available annual or interim consolidated financial statements of the Company, had consolidated assets as at such date which constitute more than 15% of the consolidated assets of the Company as at such date; or

(b) had consolidated revenues for any one of the three most recent fiscal years of the Company for which financial statements are available which constituted more than 15%

of the consolidated revenues of the Company for such year, all such consolidated assets and consolidated revenues to be determined in accordance with Canadian GAAP.

Priority Encumbrances: The term "Priority Encumbrances" means security interests and/or mortgages granted or to be granted by the Company that rank or shall rank in priority to the security interests granted pursuant to the General Security Agreement in favour of the Trustee including, without limitation, all security granted or to be granted by the Company in respect of the 5750 Credit Facility and/or any New Financing.

Record date: The term "Record Date" with respect to any Interest Payment Date shall have the meaning set forth in Section 2.03 hereof.

Redemption Premium: The term "Redemption Premium" shall have the meaning attributed thereto in Article 12 hereof.

Refinery: The term "Refinery" means the Company's refinery located in Lorraine Township, Cobalt, Ontario.

Relevant Date: The term "Relevant Date" means, with respect to any payment, the date on which such payment first becomes due; provided, that if the full amount of such payment has not been received by the Principal Paying Agent or the Trustee on or before the due date thereof, it shall mean the date on which the full amount of such payment has been so received and notice to that effect has been duly given to the Debentureholders by the Company.

Responsible Officer: The term "Responsible Officer" with respect to the Trustee, shall mean an officer of the Trustee assigned and duly authorized by the Trustee to administer its obligations hereunder.

Subsidiary: For purposes of this Indenture, a body corporate shall be deemed to be a subsidiary of another body corporate if, but only if, (a) it is controlled by: (i) that other, or (ii) that other and one or more bodies corporate each of which is controlled by that other, or (iii) two or more bodies corporate each which is controlled by that other; or (b) it is a subsidiary of a body corporate that is that other's subsidiary. For purposes of determining control, a body corporate shall be deemed to be controlled by another or by two or more bodies corporate if, but only if: (a) voting securities of the first mentioned body corporate carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other person or by or for the benefit of such other bodies corporate; and (b) the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first mentioned body corporate.

Temporary Global Debenture: The term "Temporary Global Debenture" means the temporary global debenture which will represent the Debentures upon their issuance substantially in the form set out in Appendix 1.

Trustee: The term "Trustee" shall mean Thurn & Taxis Capital Management A.G., its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting ten-n not otherwise defined has the meaning assigned to it in accordance with Canadian generally accepted accounting principles;

(c) "or" is not exclusive; and

(d) words in the singular include the plural, and in the plural include the singular; and provisions apply to successive events and transactions.

ARTICLE 2.
ISSUE, DESCRIPTION, EXECUTION,
REGISTRATION AND EXCHANGE OF DEBENTURES

Section 2.01 Designation, Amount and Issue of Debentures.

The Debentures shall be designated as "Variable Rate Secured Income Debentures Due August 8, 2013". The aggregate principal amount of all Debentures issued under the Original Indentures, as amended, and hereunder shall not exceed Euro 10,000,000 either upon the execution of this Indenture, or from time to time thereafter. Debentures issued hereunder will be executed by the Company and delivered to the Principal Paying Agent for authentication and delivery thereof.

Section 2.02 Jurisdictions of Offering and Form of Debentures.

The Debentures will be offered and sold to persons outside Canada and the United States of America.

The Debentures will initially be represented by the Temporary Global Debenture in the aggregate principal amount of Euro 10,000,000. The Temporary Global Debenture will be exchangeable for the Global Debenture pursuant to its terms. The Global Debenture will be exchangeable for Definitive Debentures in the limited circumstances set out in this Indenture.

Any Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Company officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation applicable thereto.

The terms and provisions contained in the form of Temporary Global Debenture, Global Debenture or Definitive Debenture shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03 Date and Denomination of Debentures; Payments of Interest.

The Debentures have been issued and/or shall be issuable in denominations of Euro 1,000 principal amount and integral multiples thereof Every Debenture shall be dated August 8, 2003 and will mature on August 8, 2013. The Debentures will bear interest from and including the Closing Date at the Interest Rate payable annually in arrears on the Interest Payment Dates, subject to the conditions to accrual and payment of interest set out herein, the first such payment to be made on March 31, 2004 in respect of the period from and including the Closing date to March 31, 2004. Interest shall only accrue when the Market Price for cobalt exceeds the Floor Price for a continuous period of not less than seven consecutive Business Days whereupon Interest shall accrue over such period and for each day thereafter that the Market Price remains above the Floor Price. If the Market Price falls below the Floor Price, Interest will cease to accrue until the Market Price once again exceeds the Floor Price for a further continuous period of not less than seven consecutive Business Days, whereupon Interest will again accrue as set out in this Section 2.03.

Notwithstanding that Interest may accrue in respect of the Debentures, the maximum amount of Interest to be payable on any Interest Payment Date shall be 22% of Distributable Cash Flow calculated in respect of the immediately preceding Financial Year. In the event that Interest has accrued but the Company has insufficient Distributable Cash Flow available to pay such Interest on an Interest Payment Date, such Interest shall accumulate and be payable on the next Interest Payment Date on which Distributable Cash Flow is available to pay such Interest and, interest shall accrue and be payable on such Interest in accordance with the terms and conditions set out herein applicable to the payment of Interest on the Debentures.

The holder of any Debenture at the close of business on any Record Date, (as defined below) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Debenture upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date. Interest shall be paid by the Company to such person. The tem-i "Record Date" with respect to any Interest Payment Date shall mean the 10th Business Day preceding any Interest Payment Date.

Interest on the Debentures shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

Solely for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder which when calculated on any basis other than a full calendar year is such rate payable multiplied by the actual number of days in the calendar year and divided by the number of days comprising such other basis.

Section 2.04 Execution of Debentures.

The Debentures shall be signed in the name and on behalf of the Company by the signature of any of its Chairman, Chief Executive Officer, President, Vice-Presidents, Chief Financial Officer, Treasurer or Secretary (any of which signatures may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Appendix 1, 2, 3 hereto, as applicable, manually executed by the Principal Paying Agent shall be entitled to the benefits of this Indenture or represent valid obligations of the Company for any purpose.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Principal Paying Agent, such Debentures nevertheless may be authenticated and delivered as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debentures may be signed on behalf of the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05 Issue of Definitive Debentures.

Beneficial interests in a Permanent Global Debenture will be exchangeable in whole for Definitive Debenture only (i) if Definitive Debentures are required to be provided by applicable law; or (ii) in the case of a Permanent Global Debenture deposited with a common depository for Euroclear and/or Clearstream, Luxembourg, if Euroclear or Clearstream, Luxembourg, as the case may be, is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or other-wise) or announces an intention permanently to cease business or does in fact do so.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Debentures.

In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request, the Trustee shall authenticate and make available for delivery, a new Debenture, in exchange and substitution for the mutilated Debenture or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. The Company and/or the Trustee may charge such applicant for their expenses of the replacing a Debenture. In every case, however, the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

The Trustee may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead or issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof, except in the case of a mutilated Debenture), as the case may be, if the applicant for such a payment shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and in case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustees of the destruction, loss or theft of such Debenture and of the ownership thereof.

Section 2.07 Cancellation of Debentures Paid, Etc.

All Debentures surrendered for the purpose of payment, redemption, repurchase or registration of transfer shall, if surrendered to the Company or Trustee, be promptly cancelled and no Debentures shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. If required by the Company, the Trustee shall return cancelled Debentures to the Company, otherwise the Trustee shall destroy such Debentures and furnish the Company with such evidence of such destruction as the Company may reasonably require. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures, unless and until the same are delivered to the Trustee for cancellation.

Section 2.08 ISIN Numbers.

The Company in issuing the Debentures may use ISIN numbers, and, if so, the Trustee shall use such ISIN numbers as the Company may direct in notices of redemption as a convenience to holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in any ISIN numbers directed by it to be used.

Section 2.09 Currency of Payments.

All payments of principal of, premium, if any, and interest on the Debentures hereunder shall be in Euros.

ARTICLE 3.
PARTICULAR COVENANTS OF THE COMPANY AND PAYING AGENT

Section 3.01 Payment of Principal, Premium and Interest.

The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each instalment of interest on the Debentures due on any Interest Payment Date may be paid by the Principal Paying Agent to or upon the written order of the holders of Debentures entitled thereto. A payment of principal or interest shall be considered to have been made and paid on the date that the Principal Paying Agent holds on that date money designated for and sufficient to pay the amount of principal or interest to be paid, as applicable, and is not prohibited from paying such money to the holders of the Debentures pursuant to the terms of this Indenture.

Section 3.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency where the Debentures may be surrendered for registration of transfer or exchange, for presentation for payment, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03 Appointments to Fill Vacancies in Trustee's Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 5.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.04 Corporate Existence.

Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect: (a) its corporate existence, and the corporate, partnership or other existence of any Principal Subsidiary of the Company, in accordance with the respective organizational documents (as the same by be amended from time to time) of the Company or any such Principal Subsidiary; and, (b) the rights (charter and statutory), licenses and franchises of the Company and its Principal Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Principal Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as whole, and that the loss thereof is not materially adverse to the holders of the Debentures.

Section 3.05 Security for Debentures.

Contemporaneously with the execution of this Trust Indenture, and by way of security for the Company's obligations pursuant to Debentures, the Company will enter into a General Security Agreement, satisfactory to the Trustee and its counsel, securing all of the Company's equipment and personal property located at the Refinery and the security interest represented thereby will be registered under the Personal Property Securities Act (Ontario) prior to or at the time of the execution of this Trust Indenture so as to rank in priority to the interests of all other secured parties who have registered security interests against the Company under the Personal Property Security Act (Ontario) except for the Priority Encumbrances which shall rank in priority to the interests of the Trustee and the Debentureholders pursuant to the Indenture. The parties agree that in the future the Company may create and incur other obligations which will be secured by security agreements creating security over the personal property of the Company which may include all the equipment and real property of the Company located at its Refinery in Lorraine Township, Cobalt, Ontario. The Trustee is authorized to enter into such further documents, including priority agreements, as may be necessary or appropriate to postpone the Trustee's rights under the General Security Agreement so as to permit the security in respect of any Priority Encumbrances to rank in priority to the security under the General Security Agreement.

ARTICLE 4.
DEFAULTS AND REMEDIES

Section 4.01 Events of Default.

In case one or more of the following events ("Events of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), shall have occurred and be continuing;

(a) default in the payment of the principal of, or premium, if any, on the Debentures when due at maturity, upon redemption or otherwise;

(b) default in the payment of any instalment of interest on the Debentures as when the same shall become due and payable, and continuance of such default for a period of 10 Business Days;

(c) a failure on the part of the Company to duly observe or perform any other covenants or agreements on the part of the Company in this Indenture (other than a default in the performance or breach of a covenant or agreement that is specifically dealt with elsewhere in this Section 4.01) that continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding;

(d) a default by the Company or any Principal Subsidiary, in the payment of principal or interest on any Indebtedness of the Company exceeding Euro 500,000, which default remains unremedied for a period of 30 calendar days after the expiration of any originally stated applicable grace period, or the acceleration of the performance of any such Principal Subsidiary's covenants under any such evidence of Indebtedness;

(e) the Company or any Principal Subsidiary commencing a voluntary or other proceeding seeking liquidation, reorganization or other relief with respect with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall fall generally to pay its debts as they become due; or

(f) an involuntary or other proceeding shall be commenced against the Company or any Principal Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

then, and in each and every such case (other than an Event of Default specified in section 4.01 (e) or (f)), unless the principal of all of the Debentures shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding may be notice in writing to the Company and to the Trustee, declare the principal of and premium, if any, on the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of default specified in Sections 4.01 (e) or (f) occurs and is continuing, the principal of all the Debentures and the interest accrued thereon shall be immediately due and payable. The foregoing provision is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all overdue interest upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on such principal and premium, if any, at the rate home by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 5.06 or if any and all defaults under this Indenture, other than the non-payment of principal of, premium, if any, and accrued interest on Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 4.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereto. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default. No specific event that would or may have constituted a default or an Event of Default under the Original Indentures, prior to the execution and delivery of this Indenture, shall constitute a default or Event of Default hereunder.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment of for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures and the Trustee shall continue as though no such proceeding had been taken.

Section 4.02 Payments of Debentures on Default; Suit Therefore.

The Company covenants that: (a) in case a default shall be made in the payment of any instalment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of 60 days; or, (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption or repurchase, by declaration or otherwise, and such default shall have continued for a period of 60 days, then, upon demand of the Trustee, the Company shall pay to the Principal Paying Agent, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal of, premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue instalments of interest at the rate of 10% per annum; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the holders, whether or not the Debentures are overdue.

In case the Company shall fall forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other Judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the Provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures and, in the case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after the deduction of any amounts due the Trustee under Section 5.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee and, in the event that the Trustee shall ,consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Debentureholder any plan of reorganization or arrangement affecting the Debentures or the rights of any Debentureholders, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

In any proceedings brought by the Trustee pursuant to this Indenture or any supplement hereto (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustees shall be a party), the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

Section 4.03 Application of Monies Collected by Trustee.

Any monies collected by the Trustee and the Principal Paying Agent pursuant to this Article 4 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 5.06 and the Principal Paying Agent;

Second: In case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the instalments of such interest, with interest (to the extent that the payment, such interest is permitted under applicable law and has been collected by the Trustee) upon the overdue instalments of interest at the rate and payable upon and subject to the terms and conditions set out in Section 2.03 hereof, such payments to be made ratably to the persons entitled thereto; and

Third: In case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then outstanding and unpaid upon the Debentures for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that the payment of such interest is permitted under applicable law and has been collected by the Trustee) upon overdue instalments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole of the amounts so due and unpaid, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

Section 4.04 Proceedings by Debentureholder.

No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity and funds as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 4.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of, premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder except as otherwise set forth herein.

Section 4.05 Proceedings by Trustee.

In case of an Event of Default and subject to the provisions of Section 4.07 hereof, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit, in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.06 Remedies Cumulative and Continuing.

All powers and remedies given by this Article 4 to the Trustee or to the Debentureholder shall, to the extent permitted by law, be deemed cumulative and not exclusive of such powers and remedies or of any other powers and remedies available to the Trustee or the holders of the Debentures by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 4.04, every power and remedy given by this Article 4 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders, as permitted hereunder.

Section 4.07 Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders.

The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that: (a) such direction shall not be in conflict with any rule of law or with this Indenture; and, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 4.07, said default or Event of Default shall for all purposes of the Debenture and this Indenture be deemed to have been cured and to have never occurred and to be not continuing and the Company, the Trustee and the holders of the Debentures shall as reasonably possible be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.08 Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of a default, provide notice to all Debentureholders of all defaults of which a Responsible Officer has actual knowledge, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Debentureholders.

Section 4.09 Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder or group of Debentureholders holding in the aggregate more than 25% in principal of the Debentures at the time Outstanding or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture.

ARTICLE 5.
CONCERNING THE TRUSTEE

Section 5.01 Duties and Responsibilities of Trustee.

(a) The Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent actions, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 5.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts reasonably available to the Trustee; and

(d) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.07.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 5.02 Reliance on Documents, Opinions, Etc.

(a) Except as otherwise provided in Section 5.01, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate; and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

(c) The Trustee may consult with counsel of its selection and any advice or opinion of counsel shall be fall and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(d) No paying agent who is not the Trustee shall be deemed an agent of the Trustee, and the Trustee (in its capacity as Trustee) shall not be responsible for any act or omission by any such paying agent.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities that would be incurred by it in compliance with such request or direction.

(f) Subject to the provisions of Section 5.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(g) In connection with any request to transfer or exchange any Debenture, the Trustee may request a direction (in the form of an Officers' Certificate) from the Company and an Opinion of counsel with respect to compliance with any restrictions on transfer or exchange imposed by this Indenture, other applicable law or the rules and regulations of any exchange on which the Debentures or the common shares may be traded, and the Trustee may rely and shall be protected in acting upon such direction and in accordance with such Officers' Certificate and Opinion of Counsel.

(h) The Trustee shall not be deemed to have knowledge of any Event of Default or other fact or event upon the occurrence of which it may be required to take action hereunder unless one of its Responsible Officers has actual knowledge thereof obtained by a written statement.

Section 5.03 No Responsibility for Recitals, Etc.

The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 5.04 Trustee, Paying Agents or Registrar May Own Debentures.

The Trustee and the Principal Paying Agent, in its individual or any other capacity, may become the owner of Debentures with the same rights it would have if it were not Trustee.

Section 5.05 Monies to be Held in Trust.

Subject to the provisions of Section 10.04, all monies received by the Trustee or the Principal Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee or the Principal Paying Agent in trust hereunder shall be segregated from all other funds held by them. The Trustee or the Principal Paying Agent shall be under no liability for interest on any money received by it hereunder, except as may be agreed to in writing from time to time by the Company and the Trustee or the Principal Paying Agent.

Section 5.06 Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing, for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursement and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligent or bad faith. The Company also covenants to indemnify the Trustee, from time to time, under this Indenture and its directors, officers and employees and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee or such directors, officers and employees as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.

Section 5.07 Officers' Certificate as Evidence.

Except as otherwise provided in Section 5.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.08 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving 30 days prior written notice of to the Company. Following which, the Company shall mail, or cause to be mailed, notice thereof to the holders of Debentures. Upon receiving such notice of the Trustee's intention to resign, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, authorized by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.

(b) In case the Trustee shall: (i) become incapable of acting; (ii) neglect to carry out or observe any covenant or condition herein contained on its part to be observed or performed, and, after notice in writing has been given by the Company to the Trustee to remedy such default, the Trustee shall fail to do so within a period of 10 days thereof, or (iii) shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a success trustee by written instrument authorized by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time: (i) require the Company to cause the removal of the Trustee- and, (ii) nominate a successor Trustee. If no successor Trustee shall have been appointed and have accepted such appointment within 60 days of the holders of a majority of the principal amount of the Debentures then Outstanding having required same, such holders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 5.08 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.09 below.

Section 5.09 Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 5.08 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon, the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall, become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. Notwithstanding the foregoing, upon the request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.09, the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the holders of the Debentures. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 5.10 Successor, by Merger, Etc.

Any corporation into which the Trustee may be merged or amalgamated, or any corporation resulting from any merger or amalgamation to which the Trustee shall be a party, shall be the successor to the Trustee hereunder.

Section 5.11 Conflicts of Interest.

The Trustee represents to the Company that at the time of execution and delivery hereof, or subsequent to its appointment as Trustee, hereunder as the case may be, no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict or interest, either eliminate the same or resign its trust hereunder.

ARTICLE 6.
CONCERNING THE DEBENTUREHOLDERS

Section 6.01 Action by Debentureholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced: (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing; or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 7. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall not be more than 15 days prior to the date of commencement of solicitation of such action.

Section 6.02 Proof of Execution by Debentureholders.

Subject to the provisions of Section 5.01, 5.02 and 7.05, proof of the execution of any instrument by a Debentureholder or by agent or proxy thereof shall be sufficient if made in accordance with section 6.01 hereof. The holding of Debentures shall be proved by the Debenture register or by a certificate of the Debenture Register. The record of any Debentureholders' meeting shall be proved in the manner provided in Section 7.05.

Section 6.03 Who are Deemed Absolute Owners.

The Company and the Trustee may deem the bearer of such Debenture to be, and may treat such person as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, and for all other purposes but in the case of any Temporary Global Debenture or Permanent Global Debenture, without prejudice to the provisions set forth in the definition of Debentureholder- and neither the Company, nor the Trustee, nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any such holder, or upon order of such holder, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 6.04 Revocation of Consents, Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action requested or required by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture for such action, any holder of a Debenture that has consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided in Section 6.02, revoke such action so far as concerns such Debentures. Except as aforesaid, any such action taken or direction or approval given by the holder of any Debentures shall be conclusive and binding upon such holder and upon all future holders and owners of such Debentures and of any Debentures issued in exchange or substitution thereof, irrespective of whether any notation in regard thereto is made upon such Debentures or any Debentures issued in exchange or substitution therefor.

ARTICLE 7.
DEBENTUREHOLDERS' MEETINGS

Section 7.01 Purposes for which Meetings may be Called.

A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 7 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other act;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article 5;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provisions of this Indenture or under applicable law.

Section 7.02 Manner of Calling Meetings; Record Date.

The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 7.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be provided in accordance with Section 13.01 not less than 21 nor more than 60 days prior to the date fixed for the meeting. For the purpose of determining Debentureholders entitled to notice of any meeting of Debentureholders, the Company, upon written notice to the Trustee, shall fix in advance a date as the record date for such determination, such date to be a Business Day not more than ten days prior to the date of the mailing of such notice as herein above provided.

Section 7.03 Call of Meeting by Company or Debentureholders.

In case at any time the Company, pursuant to a resolution of its Board of Directors or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding shall have requested the Trustee to call a meeting of Debentureholders to take any action authorized in Section 7.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have provided notice of such meeting pursuant to Section 13.01 within 10 days after receipt of such request, then the Company or the holders of Debentures in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place for, such meeting and may call such meeting to take any action authorized in Section 7.01, by providing notice thereof as provided in Section 7.02. The record date fixed in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a Business Day not less than 5 nor more than 10 days after the date on which the original request is sent to the Trustee.

Section 7.04 Who may Attend and Vote at Meetings.

Only persons entitled to receive notice of a meeting of Debentureholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Debentureholders entitled to vote at any meeting of Debentureholders has been made as provided in this Section, such determination shall apply to any adjournments thereof

Section 7.05 Manner of Voting at Meetings and Record to be Kept.

The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on each of which shall be subscribed the signature of the Debentureholder or proxy casting such ballot and the identifying number or numbers of the Debentures held or represented in respect of which such ballot is cast. The Chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the Secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was in accordance with Section 7.02. The record shall show the identifying numbers of the Debentures voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the Chairman and Secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 6.01.

Section 7.06 Chairman and Secretary.

The Chairman of any meeting of Debentureholders shall be the person nominated for such purposes, in writing, by the Company, and in the absence of a person so nominated the Debentureholders may elect a Chairman from among themselves. The Chairman of any meeting of Debentureholders shall in turn be entitled to designate the Secretary for the meeting.

Section 7.07 Quorum.

(a) Except as otherwise provided herein, no business shall be transacted at any meeting of the Debentureholders, unless a quorum of Debentureholders is present at the time when the meeting proceeds to business.

(b) A quorum shall consist of Debentureholders present in person or represented by proxy holding not less than 25% in aggregate principal amount of the Debentures for the time being outstanding.

(c) If within one half hour after the time appointed for the meeting, a quorum is not present, the meeting, if convened by the Debentureholders, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned until the next following Business Day thereafter) at the same time and place. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

Section 7.08 Power to Adjourn.

The Chairman may, with the consent of the Debentureholders holding a majority in principal amount of the Notes represented thereat, adjourn any meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 7.09 Proxies.

(a) The instrument appointing a proxy shall be in writing signed by the appointee, or his duly authorized attorney or, if the appointee is a corporation, either under the seal or under the hand of an officer or attorney duly authorized and shall be in such form as may be required by the Company, acting reasonably.

(b) A proxy need not be a Debentureholder.

(c) The instrument appointing a proxy in any power of attorney or other authority under which it is signed shall be so deposited at such place as the Trustee, the Company or the Debentureholders convening the meeting direct, not less than 48 hours before the time appointed for the holding of the meeting in respect of which such proxy is to be used, unless the notice conveying the meeting shall otherwise direct.

(d) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no information in writing of such death, disorder or revocation has been received at such place for the deposit of instruments of proxy as may have been specified in the notice convening the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

Section 7.10 Resolution in Writing.

A resolution in writing signed by Debentureholders holding not less than the specified percentage in the aggregate principal amount of the Debentures for the time being Outstanding, shall be valid and effectual as an Extraordinary Resolution passed at a meeting of the

Debentureholders duly convened and held. Any such resolution in writing may be contained in one or several documents.

Section 7.11 Exercise of Rights of Trustee and Debentureholders Not to be Hindered or Delayed.

Nothing in this Article 7 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any rights or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE 8.
SUPPLEMENTARY INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Debentureholders.

The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) subject to Article 3, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, property or assets;

(b) to evidence the succession of another person to the Company, or successive successions, and the assumption by such successor of the covenants, agreements and obligations of the Company pursuant to Article 9;

(c) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not adversely affect the interests of the holders of the Debentures; or

(e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Debentures.

The Trustee is hereby authorized to Join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02 Supplemental Indentures with Consent of Debentureholders.

With the consent (evidenced as provided in Article 7) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that no such supplemental indenture shall, without the approval of holders of 75% of the principal amount of the Debentures: (i) change the stated maturity of the principal of, or instalment of any instalment of interest on, any Debentures; (11) reduce the principal amount of, or interest on, any Debentures; (iii) change the place or currency of payment of the principal of, or interest on, any Debentures; (iv) amend the above-stated percentages of the principal amount of the Debentures necessary to modify or amend the Trust Indenture; (v) reduce the percentage of the principal amount of the Debentures necessary for the waiver of compliance with certain provisions of the Trust Indenture or the waiver of Events of Default; or (vi) sanction the release of the Company from the General Security Agreement.

Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforce hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04 Notation of Debentures.

Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture, but they need not do so. After notice to the Trustee, if the Company shall determine to add such a notation, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

Section 8.05 Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee.

The Trustee shall be furnished with and, subject to the provisions of Sections 5.01 and 5.02, may rely conclusively upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8.

ARTICLE 9.
CONSOLIDATION, MERGER, SALE, CONVEYANCE,
TRANSFER AND LEASE

Section 9.01 Company May Consolidate, Etc. on Certain Terms

The Company will not merge, consolidate or amalgamate with, or convey, transfer, lease or otherwise dispose of all, or substantially all, of its assets as an entirety to any other Person, unless: (a) either: (1) the Company shall be the surviving Person; or (11) the Person (if other than the Company) formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquired by conveyance, transfer, lease or other disposition all or substantially all of the assets of the Company as an entirety: (A) shall be a Person organized and validly existing under the laws of Canada or any province or territory thereof or the laws of the United States of America, any state thereof or the District of Columbia; and (B) shall expressly assume, by a supplemental trust indenture executed and delivered to the Trustee, in form satisfactory to counsel to the Trustee, the Company's obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Debentures and the performance and observance of every covenant of this Trust Indenture on the part of the Company to be performed or observed and, in the case of a Person organized other than under the laws of the Province of British Columbia, shall attorn to the jurisdiction of the courts of the Province of British Columbia; (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such merger, consolidation, amalgamation, conveyance, transfer or lease and, if a supplemental trust indenture is required in connection with such transaction, such supplement trust indenture complies with the provisions of this Trust Indenture and that all conditions precedent therein provided for relating to such transaction have been compiled with. For purposes of clarity, the foregoing shall not prohibit the Company from amalgamating with any of its subsidiaries, nor from winding-up and/or dissolving any of its subsidiaries.

Section 9.02 Successor Company to be Submitted.

Upon any consolidation, merger or amalgamation of the Company with or into any other Person or any conveyance, transfer, lease or other disposition of all, or substantially all, of the assets of the Company, as an entirety, to any other Person, in accordance with this Trust Indenture, the successor Person formed by such consolidation, amalgamation or merger or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Trust Indenture and the Debentures with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance, transfer or other disposition, the Company, except in the case of a lease, shall be discharged of all obligations and covenants under this Trust Indenture and the Debentures and may be dissolved and liquidated.

Section 9.03 Opinion of Counsel to be Given to Trustee.

The Trustee, subject to Sections 5.01 and 5.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such amalgamation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article.

ARTICLE 10.
SATISFACTION AND DISCHARGE OF INDENTURE,
UNCLAIMED MONEYS

Section 10.01 Termination of Obligations upon Cancellation of the Debentures.

The Company may terminate all of its obligations under this Indenture (subject to Section 10.02) when:

(a) (i) all Debentures theretofore authenticated and delivered (other than Debentures that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06) have been delivered to the Trustee for cancellation; and

(ii) the Company has paid or caused to be paid all other sums payable hereunder and under the Debentures; or

(b) (i) the Debentures not previously delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice; (ii) the Company shall have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal, premium, if any, and interest on the outstanding Debentures, to maturity or redemption, as the case may be; (iii) such deposit shall not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which the Company is a party or by which it or its property is bound; and (iv) the Company has delivered to the Trustee an Officers' Certificate in form and substance reasonably satisfactory to the Trustee, stating that all conditions related to such discharge have been complied with.

Section 10.02 Survival of Certain Obligations.

Notwithstanding the satisfactory discharge of this Indenture and of the Debentures referred to in Section 10.01 the respective obligations of the Company and the Trustee under Sections 2.03, 2.05, , 3.01, 4.01, 5.04, 5.05, 5.09 and 6.04 shall survive until the Debentures are no longer Outstanding, and thereafter, the obligations of the Company and the Trustee under Sections 5.09, 6.04, 10.04, 10.05 and 10.06 shall survive. Nothing contained in this Article 10 shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

Section 10.03 Acknowledgement of Discharge by Trustee.

Subject to Section 10.06, after: (i) the conditions of Section 10.01 have been satisfied; (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate pursuant to Section 10.01 above relating to the satisfaction and discharge of this Indenture, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified in Section 10.02, and shall exercise all such documents as the Company may request in order to discharge any security provided by the Company as security for its obligations under the Debentures.

Section 10.04 Application of Trust Assets.

The Trustee shall hold any cash deposited with it in the irrevocable trust established pursuant to Section 10.01. The Trustee shall apply the deposited cash in accordance with this Indenture and the terms of the irrevocable trust established pursuant to Section 10.01, as the case may be, to the payment of principal of, premium, if any, and interest on the Debentures. The cash so held in trust and deposited with the Trustee in compliance with Section 10.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all holders entitled thereto. Except as specifically provided herein, the Trustee shall not be requested to invest any amounts held by it for the benefit of the holders or pay interest on uninvested amounts to any holder.

Section 10.05 Repayment to the Company; Unclaimed Money.

Subject to applicable laws governing each of such property, and upon termination of the trust established pursuant to Section 10.01 hereof, the Trustee shall promptly pay to the Company upon written request any excess cash held by them. Additionally, if amounts for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee shall, upon written request, pay such amounts back to the Company forthwith. Thereafter, all liability of the Trustee with respect to such amounts shall cease. After payment to the Company, holders entitled to such payment must look to the Company for such payment as general creditors, unless an applicable abandoned property law designates another person.

Section 10.06 Reinstatement.

If the Trustee is unable to apply any cash in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee is permitted to apply all such cash in accordance with Section 10.01; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Debentures following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the amounts held by the Trustee.

ARTICLE 11.
IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
OFFICERS AND DIRECTORS

Section 11.01 Indenture and Debentures Solely Corporate Obligations.

No recourse for the payment of the principal of, or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a condition for, the execution of this Indenture and the issuance of the Debentures.

ARTICLE 12.
REDEMPTION

Section 12.01 Redemption and Debentures.

(a) The Company may redeem the Debentures at any time after the first anniversary of the Closing Date, provided that in connection therewith, the Company shall be required to pay to each Debentureholder an amount equal to 5% of the principal amount of the Debentures held by each Debentureholder, payable in cash (the "Redemption Premium") at the time specified for redemption in such notice.

(b) All Debentures which are redeemed by the Company will forthwith be delivered to the Trustee or to the Principal Paying Agent for cancellation and may not be reissued.

(c) The 5% Redemption Premium described in Section 12.01(a) above shall not be payable by the Company in the case of a redemption by the Company under circumstances where the Company has become obligated to pay, or would become obligated to pay, on the next Interest Payment Date, Additional Amounts (as described in Section 12.02 below) as a result of any change in, or amendment to, the laws affecting Canadian Taxes (as defined below) or the interpretation, or administration thereof, and if the Company has delivered to the Trustee: (A) a certificate of the Company stating that the Company has become or would become so obligated and that such obligation cannot be avoided by the Company, taking reasonable measures available to it; and (B) an Opinion of Counsel that such change or amendment has occurred (irrespective of whether such change or amendment is then effective), the Company may at its option, having given not less than 30 nor more than 60 calendar days' notice to the Debentureholders in accordance with Section 12.01, redeem the Debentures at their principal amount together with interest (if any) accrued to (but excluding) the Redemption Date.

Section 12.02 Taxation.

(a) All payments made by the Company under or with respect to the Debentures shall be paid free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (herein "Canadian Taxes"), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof.

(b) If the Company is required to withhold or deduct Canadian Taxes in respect of any payments made under or with respect to the Debentures to a Debentureholder who is not resident in Canada for purposes of the Income Tax Act (Canada) (the "Tax Act"), the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such Debentureholder (including Additional Amounts) after such withholding or deduction shall be equal to the amount such Debentureholder would have received if such Canadian Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable in relation to any payment in respect of any Debenture:

(i) to a Debentureholder who is liable for the Canadian Taxes in respect of the Debenture by reason of such Debentureholder having some connection with Canada other than the mere holding of the Debenture;

(ii) presented for payment more than 30 calendar days after the Relevant Date except to the extent that a Debentureholder would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 day calendar days;

(iii) to a Debentureholder who would not be liable for or subject to Canadian Taxes by making a claim for exemption to the relevant tax authority or to the extent that the residence of the Debentureholder in a country with which Canada has a bilateral tax treaty would reduce the rate of the Canadian Taxes payable by the Debentureholder;

(iv) to a Debentureholder with whom the Company does not deal at arm's length (within the meaning of the Tax Act) at the time of making such payment; or

(v) to a third party who is a fiduciary, a partnership or not the beneficial owner of any payment in respect of a Debenture, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership of the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Debentureholder.

(c) Any reference in this Article 12 to any payment in respect of any Debenture shall be deemed also to refer to all Additional Amounts payable in relation to such payment pursuant to this Section 12.02.

(d) The Company may require a Debentureholder to provide a declaration containing the name of the Debentureholder, the country in which that Debentureholder is resident, a statement that such Debentureholder is (or is not) the beneficial owner of the amounts paid on the Debenture, and such further or additional information as the Company may require with respect to the payment of Additional Amounts pursuant to the Trust Indenture.

Section 12.03 Prescription.

Debentures will become void unless presented for payment within periods of ten years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Debentures, as the case may be.

Section 12.04 Defaults in Payment.

If the Company shall default in making payment in full in respect to any Debenture which shall have been called for redemption prior to August 8, 2008, interest shall continue to accrue on such Debenture up to and including the close of business on the date upon which the full amount of the monies payable in respect of such Debenture has been duly received by the Trustee or the Principal Paying Agent or, if earlier, August 8, 2008.

Section 12.05 Purchase of the Debentures.

The Company, subject to applicable laws, may purchase Debentures in the market, by tender or by private contract, at any time and at any price.

ARTICLE 13.
MISCELLANEOUS PROVISIONS

Section 13.01 Notice.

Any notice to Debentureholders required by this Indenture shall be valid if:

(a) published in an Authorized Newspaper. Any notice shall be deemed to have been given on the date of such publication, or, if so published more than once, on the date of such first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve; or

(b) if applicable, if mailed by first class mail to each registered address of the Debentureholder contained to the register of Debentures. Any notice shall be deemed to have been given on the day of mailing such notice.

Section 13.02 Provisions Binding on Company's Successors.

All the covenants, stipulations, promises and agreements in this Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

Section 13.03 Official Acts by Successor Company.

Any act or proceeding by an provision of this Indenture authorized or required to be done or performed by any board (including the Board of Directors), committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 13.04 Addresses for Notices, Etc.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being sent by prepaid overnight delivery or being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to 36569 Yukon Inc., c/o 1000 - 925 West Georgia Street, Vancouver, British Columbia. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being sent by prepaid overnight delivery or being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at Bärengasse 25, CH-8001 Zurich, Switzerland, Attention: Dr. Dieter Wicki.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at the address of such Debentureholder as it appears on the Debenture register and shall be sufficiently given to such Debentureholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.05 Governing Law.

This Indenture shall be deemed to be a contract made under the substantive laws of the Province of British Columbia, Canada and for all purposes shall be construed in accordance with the substantive laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to conflicts of laws principles thereof.

Section 13.06 Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

Upon any application or demand by the company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provide for in this Indenture include: (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.07 Legal Holidays.

In any case where any Interest Payment Date, date fixed for redemption or stated maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, date fixed for redemption, or at the stated maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, date fixed for redemption or stated maturity, as the case may be.

Section 13.08 Benefits of Indenture.

Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture registrar and their successors hereunder and the holders of Debentures, any benefit or any legal or equitable night, remedy or claim under this Indenture.

Section 13.09 Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of hereof, and shall in no way modify or restrict any of the terms or provisions hereof,

Section 13.10 Co-Trustees.

If at any time or times it shall be necessary or prudent, or the Trustee shall be advised by Counsel that it is so necessary or prudent, or the Trustee shall deem it desirable in the performance of its duties under this Trust Indenture, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another entity, or one or more persons approved by the Company either to act as an additional trustee or trustees jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees.

Section 13.11 Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfer and exchanges of Debenture hereunder, including under Sections 2.04, 2.05 and 2.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such company is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor company.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all holders of Debentures.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services.

The provisions of Sections 6.02, 6.03, 7.05 and this Section 13.11 shall be applicable to any authenticating agent

Section 13.12 Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed and attested, all as of the date first written above.

36569 YUKON INC.
Signature: /s/ M. Müller
Name: M. Müller
Title: Director

THURN & TAXIS CAPITAL
MANAGEMENT AG as Trustee
Signature: /s/ D. Wicki
Name: Dieter Wicki
Title: President

  APPENDIX 1
  FORM OF TEMPORARY GLOBAL DEBENTURE

  No prospectus has been filed in any jurisdiction in order to qualify the securities represented by this Debenture.

  Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.

  ISIN: •

  36569 YUKON INC.

  TEMPORARY GLOBAL DEBENTURE

  Representing
  Euro 10,000,000
  Variable Rate Secured Income Debentures
  due August 8, 2013

  Initial Principal Amount: ______________

  This Debenture is a Temporary Global Debenture in respect of a duly authorized issue of Euro 10,000,000 Variable Rate Secured Income Debentures (the "Debentures") of 36569 Yukon Inc ("36569").

  This Temporary Global Debenture is issued subject to, and with the benefit of an amended, restated, consolidated trust indenture dated August 8, 2003 (the "Trust Indenture") between 36569 and Thurn & Taxis Capital Management AG (the "Trustee"). All capitalized terms not otherwise defined herein refer to the information set out in the item corresponding to such terms in the Trust Indenture.

  The holder of this Debenture is entitled to the benefit of, and is bound by, and is deemed to have notice of all of the provisions of the Trust Indenture.

  This Temporary Global Debenture is to be held by a common depositary and held on behalf of the Euroclear System or any successor in that capacity ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") (the "bearer") on behalf of account holders which have the Debentures represented by this Temporary Global Debenture credited to their respective securities accounts with such clearance systems from time to time.

  For value received, 36569, subject to and in accordance with the Trust Indenture, promises to pay to the bearer hereof on each Interest Payment Date the interest payment on the principal amount of the Debentures from time to time represented by this Temporary Global Debenture calculated in accordance with, and subject to the conditions to payment set out in the Trust Indenture, on such date as the Debentures may become due and repayable in accordance with the Trust Indenture, the amount payable on redemption of the Debentures then represented by this Temporary Global Debenture and to pay together with any other sums payable under the Trust Indenture, upon presentation and, at maturity, surrender of this Temporary Global Debenture at the specified office of the Principal Paying Agent in London, England, or at the specified offices of any of the other paying agents located from time to time appointed by 36569 in respect of the Debentures, but in each case subject to the requirements as to certification provided herein. On any payment of interest being made details of such payment shall be entered by or on behalf of 36569 in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of 36569.

  On any redemption or purchase and cancellation of any of the Debentures represented by this Temporary Global Debenture, details of such redemption or purchase and cancellation shall be entered by or on behalf of 36569 in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of 36569.

  Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Debenture will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate, in or substantially in the form of Part 1 to Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Debentures (as shown by its records) a certificate from such person in or substantially in the form of Part 2 to Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Debenture will not be entitled to receive any payment of principal hereof or interest hereon unless exchange for an interest in a Permanent Global Debenture is improperly refused by the Principal Paying Agent.

  On or after the date which is 40 days after the Closing Date (the "Exchange Date"), this Temporary Global Debenture may be exchanged in whole or in part (free of charge) for a Permanent Global Debenture in the form set out in Appendix 2 to the Trust Indenture upon presentation of this Temporary Global Debenture by the bearer hereof at the specified office in London of the Principal Paying Agent. The Permanent Global Debenture shall be so issued and delivered in exchange for only that portion of this Temporary Global Debenture in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate, in or substantially in the form of Part 1 to Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Debentures (as shown by its records) a certificate from such person in or substantially in the form of Part 2 to Schedule Three hereto.

  On an exchange of the whole of this Temporary Global Debenture, this Temporary Global Debenture shall be surrendered to the Principal Paying Agent. On an exchange of part only of this Temporary Global Debenture, details of such exchange shall be entered by or on behalf of 36569 in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of 36569. If, following the issue of a Permanent Global Debenture in exchange for some of the Debentures represented by this Temporary Global Debentures, further Debentures represented by this Temporary Global Debenture are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Debenture, by 36569 or its agent endorsing Schedule Two of the Permanent Global Debenture previously issued to reflect an increase in the aggregate principal amount of the Permanent Global Debenture which would otherwise have been issued on such exchange.

  Until the exchange of the whole of this Temporary Global Debenture as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if it were the bearer of Definitive Debentures in the forms prescribed by Appendix 3 to the Trust Indenture.

  In the event that this Temporary Global Debenture (or any part hereof) has become due and repayable in accordance with the Trust Indenture and payment in full of the amount due has not been made to or to the order of the bearer on the relevant due date (unless certification in accordance with Schedule Three hereto has not been provided), then, unless payment in full of the amount due is made to or to the order of the bearer in accordance with this Temporary Global Debenture before 8:00 p.m. (London time) on the thirtieth day following the relevant due date (the "Relevant Time"), each account holder with Euroclear or Clearstream, Luxembourg which has a beneficial interest in this Temporary Global Debenture credited to its account (a "Relevant Account Holder") will acquire against 36569 (in substitution for the rights of the bearer of this Temporary Global Debenture) those rights (the "Direct Rights") which the Relevant Account Holder would have acquired had Definitive Debenture(s) in the form set out in Appendix 3 to the Trust Indenture been issued prior to the Relevant Time in its favour by 36569 in exchange for its beneficial interest in this Temporary Global Debenture.

  36569 hereby undertakes and covenants to and with each Relevant Account Holder (other than a clearance system if such clearance system shall be an account holder of another clearance system) that each Relevant Account Holder shall acquire against 36569 the Direct Rights applicable to such Relevant Account Holder and the beneficial interest represented by such Temporary Global Debenture which such Relevant Account Holder has credited to its securities account with the clearance system at the Relevant Time without any need for action on behalf of any person. 36569's obligation pursuant to this Clause shall be a separate and independent obligation by reference to each beneficial interest in this Temporary Global Debenture which the Relevant Account Holder has credited to its securities account with the relevant clearance system and 36569 agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

  The records of the relevant clearance system shall be conclusive evidence of the identity of the Relevant Account Holder and the beneficial interest in the Temporary Global Debenture credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the relevant clearance system stating:

  (c) the name of the Relevant Account Holder to which such statement is issued; and

  (d) the aggregate principal amount of the beneficial interest in the Temporary Global Debenture credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the relevant clearance system is open for business, shall be conclusive evidence of the records of the relevant clearance system at the Relevant Time.

  In the event of a dispute, the determination of the Relevant Time by the relevant clearance system shall be final and conclusive evidence for all purposes in connection with the Relevant Account Holders with securities with the relevant clearance system.

  This Temporary Global Debenture is governed by, and shall be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

  This Temporary Global Debenture shall not be valid unless authenticated by or on behalf of the Principal Paying Agent.

  IN WITNESS whereof 36569 has caused this Temporary Global Debenture to be duly executed on its behalf.

  36569 YUKON INC.

  By:
  Title:

  By:
  Title:

  Authenticated without responsibility,
  Warranty or liability to the bearer by
  or on behalf of the Principal Paying Agent.

  By:
  (Authorised Signatory)

  Principal Paying Agent

  Royal Bank of Canada Europe Limited
  71 Queen Victoria Street
  London EC4V 4DE

  and/or such other or further Principal Paying Agent and other or further Paying Agents and/or specifies offices as may from time to time be duly appointed by 36569 Yukon Inc. and notice of which has been given to the Debentureholders.

  SCHEDULE ONE
  INTEREST PAYMENTS
Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of Payment by or on behalf of 36569 Yukon Inc.
______________	______________	______________	_____________	______________
______________	______________	______________	_____________	______________
______________	______________	______________	_____________	______________
______________	______________	______________	_____________	______________

  SCHEDULE TWO
  EXCHANGES FOR A PERMANENT GLOBAL DEBENTURE,
  REDEMPTIONS OR PURCHASES AND CANCELLATIONS

  The following exchanges of a part of this Temporary Global Debenture for Debentures represented by a Permanent Global Debenture or redemptions or conversions or purchases and cancellations of this Temporary Global Debenture have been made:

Date of exchange, redemption or purchase and cancellation	Part of principal amount of this Temporary Global Debenture exchanged for Debentures represented by a Permanent Global Debenture or redeemed or purchased and cancelled	Remaining principal amount payable under this Temporary Global Debenture following such exchange, redemption or purchase and cancellation	Notation made by or on behalf of 36569 Yukon Inc.
_________________	_________________	_________________	_________________
_________________	_________________	_________________	_________________
_________________	_________________	_________________	_________________
_________________	_________________	_________________	_________________

  SCHEDULE THREE
  PART 1
  FORM OF CERTIFICATE TO BE PRESENTED BY
  A CLEARANCE SYSTEM

  •
  Euro 10,000,000
  Variable Rate Secured Income Debentures
  due August 8, 2013
  (the "Securities")

  This is to certify that, based solely on certifications we have received in writing, by telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations"), as of the date hereof, [•] principal amount of above-captioned Securities (1) is not beneficially owned by persons that are residents of Canada or (2) (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the laws of the United States, any estate the income of which is subject to the United States Federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust ("United States persons") , (3) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the securities through such United States financial institutions on the date hereof (and in either case) (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Bank or the Bank's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(d)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

  As used herein, "United States" means the United States of America (included the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Debenture excepted in such certifications and (ii) that as of the date hereof we have not received any modification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights of collection of any interest) are no longer true and cannot be relied upon as the date hereof.

  We will retain all certificates received from Member Organisations for the period specified in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(i)(C).

  We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested part in such proceedings.

  Dated:

  Yours faithfully,

  [MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK, in its
  capacity as operator of the Euroclear System
  or any successor in that capacity]

  or

  [CLEARSTREAM BANKING, SOCIÉTÉ
  ANONYME]

  By:

  SCHEDULE THREE
  PART 2
  FORM OF CERTIFICATE TO BE PRESENTED TO
  A CLEARANCE SYSTEM

  •
  Euro 10,000,000 Variable Rate Secured Income Debentures
  due August 8, 2013
  (the "Securities")

  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (1) are not beneficially owned by a person(s) that are residents of Canada or (2)(i) are owned by person(s) that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the laws of the United States, any estate the income of which is subject to United States Federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Bank or the Bank's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States of foreign financial institution described in clause (iii) (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

  As used herein, "United States" means the United States of America (included the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  We undertake to advise you promptly be telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

  This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange (or, if relevant, exercise of any night or collection of any interest) of any portion of the temporary global Security cannot be made until we do so certify.

  We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

  Dated:

  Your faithfully,

  [Name of Participant in Clearance System]

  By:

  Authorised Signatory

  *This certificate is not to be dated earlier than the Exchange Date or relevant payment date, as applicable.

  APPENDIX 2
  FORM OF PERMANENT GLOBAL DEBENTURE

  No prospectus has been filed in any jurisdiction in order to qualify the securities represented by this Debenture.

  Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.

  ISIN: •

  36569 YUKON INC.

  PERMANENT GLOBAL DEBENTURE

  Representing
  Euro 10,000,000
  Variable Rate Secured Income Debentures
  due August 8, 2013

  Initial Principal Amount: _____________

  This Debenture is a Permanent Global Debenture in respect of a duly authorised issue of Euro 10,000,000 Variable Rate Secured Income Debentures (the "Debentures") of 36569 Yukon Inc. ("36569").

  This Permanent Global Debenture is issued subject to, and with the benefit of an amended, restated, consolidated trust indenture dated August 8, 2003 (the "Trust Indenture") between 36569 and Thurn & Taxis Capital Management AG (the "Trustee"). All capitalized terms not otherwise defined herein refer to the information set out in the item corresponding to such terms in the Trust Indenture.

  The holder of this Debenture is entitled to the benefit of, and is bound by, and is deemed to have notice of all of the provisions of the Trust Indenture.

  This Permanent Global Debenture is to be held by a common depositary and held on behalf of the Euroclear System or any successor in that capacity ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") (the "bearer") on behalf of account holders which have the Debentures represented by this Permanent Global Debentures credited to their respective securities accounts with such clearance systems from time to time.

  For value received, 36569, subject to and in accordance with the Trust Indenture, promises to pay to the bearer hereof on each Interest Payment Date the interest payment on the principal amount of the Debentures from time to time represented by this Permanent Global debenture calculated in accordance with, and subject to the conditions to payment set out in the Trust Indenture, on such date as the Debentures may become due and repayable in accordance with the Trust Indenture, the amount payable on redemption of the Debentures then represented by this Permanent Global Debenture and to pay together with any other sums payable under the Trust Indenture, upon presentation and, at maturity, surrender of this Permanent Global Debenture at the specified office of the Principal Paying Agent in London, England, or at the specified offices of any of the other paying agents located from time to time appointed by 36569 in respect of the Debentures. On any payment of interest being made details of such payment shall be entered by or on behalf of 36569 in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of 36569.

  On any redemption or purchase and cancellation of any of the Debentures represented by this Permanent Global Debenture, details of such redemption or purchase and cancellation shall be entered by and on behalf of 36569 in Schedule Two and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation and shall be signed by or on behalf of 36569.

  The Debentures represented by this Permanent Global Debenture were originally represented by a Temporary Global Debenture. Unless such Temporary Global Debenture was exchanged in whole on the issue hereof, such Temporary Global Debenture may be further exchanged, on the terms and conditions set out therein, for this Permanent Global Debenture. If any such exchange occurs following the issue hereof, 36569 or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate principal amount of this Permanent Global Debenture due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

  This Permanent Global Debenture may be exchanged, in whole (free of charge), for security-printed Definitive Debentures in the form set out in Appendix 3 to the Trust Indenture (on the basis that all appropriate details have been included on the face of such Definitive Debentures) only in the limited circumstances specified in the Trust Indenture. Subject as aforesaid, this exchange will be made upon presentation of this Permanent Global Debenture by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London at the offices of the Principal Paying Agent at the address aforesaid. The aggregate principal amount of Definitive Debentures issued upon an exchange of this Permanent Global Debenture will be equal to the aggregate principal amount of this Permanent Global debenture submitted by the bearer hereof for exchange (to the extent that such aggregate principal amount does not exceed the aggregate principal amount of this Permanent Global Debenture most recently entered in the relevant column in Schedule Two hereto).

  Until the exchange of this Permanent Global Debenture as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if it were the bearer of Definitive Debentures in the form prescribed by Appendix 3 to the Trust Indenture.

  In the event that this Permanent Global Debenture (or any part hereof) has become due and repayable in accordance with the Trust Indenture and payment in full of the amount due has not been made to or to the order of the bearer on the relevant due date then, unless payment in full of the amount due is made to or to the order of the bearer in accordance with is Permanent Global Debenture before 8:00 p.m. (London time) on the thirtieth day following the relevant due date (the "Relevant Time"), each account holder with Euroclear or Clearstream, Luxembourg which has a beneficial interest in this Permanent Global Debenture credited to its account (a "Relevant Account Holder") will acquire against 36569 (in substitution for the rights of the holder of this Permanent Global Debenture) those rights (the "Direct Rights") which the Relevant Account Holder would have acquired had Definitive Debenture(s) in the form set out in Appendix 3 to the Trust Indenture been issued prior to the Relevant time in its favour by 36569 in exchange for its beneficial interest in this Permanent Global Debenture.

  36569 hereby undertakes and covenants to and with each Relevant Account Holder (other than a clearance system if such clearance systems shall be an account holder of another clearance system) that each Relevant Account Holder shall acquire against 36569 the Direct Rights applicable to such Relevant Account Holder and the beneficial interest represented by such Permanent Global Debenture which such Relevant Account Holder has credited to its securities account with the clearance system at the Relevant Time without any need for action on behalf of any person. 36569's obligation pursuant to this Clause shall be a separate and independent obligation by reference to each beneficial interest in this Permanent Global Debenture which the Relevant Account Holder has credited to its securities account with the relevant clearance system and 36569 agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

  The records of the relevant clearance system shall be conclusive evidence of the identity of the Relevant Account Holder and the beneficial interest in the Permanent Global debenture credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the relevant clearance system stating:

  (a) the name of the Relevant Account Holder to which such statement is issued; and

  (b) the aggregate principal amount of the beneficial interest in the Permanent Global Debenture credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the relevant clearance system is open for business, shall be conclusive of the records of the relevant clearance system at the Relevant Time.

  In the event of a dispute, the determination of the Relevant Time by the relevant clearance system shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities with the relevant clearance system.

  This Permanent Global Debenture is governed by, and shall be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

  This Permanent Global Debenture shall not be valid unless authenticated by or on behalf of the Principal Paying Agent.

  IN WITNESS whereof 36569 has caused this Permanent Global Debenture to be duly executed on its behalf

  36569 YUKON INC.

  By:
  Title:

  By:
  Title:

  Authenticated without responsibility,
  warranty or liability to the bearer by
  or on behalf of the Principal Paying Agent.

  By:
  (Authorised Signatory)

  PRINCIPAL PAYING AGENT

  Royal Bank of Canada Europe
  71 Queen Victoria Street
  London EC4V 4DE

  and/or such other or further Principal Paying Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by 36569 Yukon Inc. and notice of which has been given to the Debentureholders.

  SCHEDULE ONE
  INTEREST PAYMENTS
Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of Payment by or on behalf of 36569 Yukon Inc.
_____________	_____________	______________	_____________	______________
_____________	_____________	______________	_____________	______________
_____________	_____________	______________	_____________	______________
_____________	_____________	______________	_____________	______________

  SCHEDULE TWO
  EXCHANGES OF A TEMPORARY GLOBAL DEBENTURE NOTE,
  REDEMPTIONS OR PURCHASES AND CANCELLATIONS

  The following increases this Permanent Global Debenture, redemptions, conversions or purchases and cancellations of this Permanent Global Debenture have been made:

Date of exchange, redemption or purchase and cancellation	Increase in principal amount of this Permanent Global Debenture due to exchanges of a Temporary Global Debenture for this Permanent Global Debenture	Part of principal amount of this Permanent Global Debenture redeemed or purchased and cancelled	Remaining principal amount payable under this Permanent Global Debenture following such exchange, redemption or purchase and cancellation	Notation made by or on behalf of 36569 Yukon Inc.
______________	_____________	____________	________________	______________
______________	_____________	____________	________________	______________
______________	_____________	____________	________________	______________
______________	_____________	____________	________________	______________

  APPENDIX 3
  FORMS OF DEFINITIVE DEBENTURES

  No prospectus has been filed in any jurisdiction in order to qualify the securities represented by this Debenture.

  Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1656) and 1287(a) of the Internal Revenue Code.

  ISIN: •

  DENOMINATION: [ ]

  36569 YUKON INC.

  DEFINITIVE DEBENTURE

  Representing

  Euro 10,000,000
  Variable Rate Secured Income Debentures
  due August 8, 2013

  This Debenture is one of a duly authorised issue of Euro 10,000,000 Variable Rate Secured Income Debentures due August 8, 2013 (the "Debenture") of 36569 Yukon Inc. ("36569").

  This Debenture is issued subject to, and with the benefit of a Trust Indenture (the "Trust Indenture") dated August 8, 2003 between 36569 and Thurn & Taxis Capital Management A.G. The holder of this Debenture is entitled to the benefit of, and is bound by, and is deemed to have notice of all of the provisions of the Trust Indenture. All capitalised terms not otherwise defined herein refer to the information set out in the item, corresponding to such terms in the Trust Indenture.

  For value received, the Bank, subject to and in accordance with the Trust Indenture, promises to pay to the bearer hereof on such date as the Debentures may become due and repayable in accordance with the Trust Indenture, the amount payable on redemption of this Debenture and to pay interest on the principal amount of this Debenture calculated and payable as provided in the Trust Indenture .

  Title to this Debenture shall pass by delivery. 36569 may treat the bearer hereof as the absolute owner of this Debenture for all purposes (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or writing hereon or notice of any previous loss or theft thereof).

  This Debenture is governed by, and shall be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

  This Debenture shall not be valid unless authenticated by or on behalf of the Principal Paying Agent.

  IN WITNESS whereof 36569 has caused this Debenture to be duly executed on its behalf.

  36569 YUKON INC.

  By:
  Title:

  By:
  Title:

  Authenticated without responsibility,
  warranty or liability to the bearer by
  or on behalf of the Principal Paying Agent

  By:
  (Authorised Signatory)